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                                                                      EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement on Form S-3 for the registration of $75,943,750 of Debt Securities, of our report dated February 28, 2001, except for the matters described in Note 3, as to which the date is April 23, 2001 relating to the consolidated financial statements and schedules of The Williams Companies, Inc. included in its Current Report on Form 8-K filed with the Securities and Exchange Commission on May 22, 2001 and incorporated in this Registration Statement by reference to the Company's Registration Statement on Form S-3 (File No. 333-39800).

                                                           /s/ Ernst & Young LLP

Tulsa, Oklahoma
June 6, 2001